Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Second Quarter 2022 Results

●	Second quarter revenue $217.2 million, up 9.8% quarter-over-quarter

●	Gross margin of 46.5%; non-GAAP gross margin of 46.5%

●	Leading U.S. semiconductor manufacturer selected Diamondx

POWAY, Calif., July 28, 2022 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2022 second quarter net sales of $217.2 million and GAAP income of $28.8 million or $0.59 per share. Net sales for the first six months of 2022 were $415.0 million and GAAP income was $50.3 million or $1.02 per share.

Cohu also reported non-GAAP results, with second quarter 2022 income of $39.7 million or $0.81 per share and income of $72.3 million or $1.47 per share for the first six months of 2022.

GAAP Results	Q2 FY	Q1 FY	Q2 FY	6 Months	6 Months
(in millions, except per share amounts)	2022	2022	2021	2022	2021

Net sales	$217.2	$197.8	$244.8	$415.0	$470.3
Net income	$28.8	$21.6	$95.1	$50.3	$122.7
Net income per share	$0.59	$0.44	$1.92	$1.02	$2.58

Non-GAAP Results
(in millions, except per share amounts)	Q2 FY 2022	Q1 FY 2022	Q2 FY 2021	6 Months 2022	6 Months 2021

Net income	$39.7	$32.6	$44.2	$72.3	$84.8
Net income per share	$0.81	$0.66	$0.89	$1.47	$1.79

Total cash and investments at the end of second quarter 2022 were $368.1 million and our Term Loan B principal amount was $79.3 million. Cohu repurchased 504,102 shares of its common stock in the second quarter for an aggregate amount of $14.0 million.

“We reported another outstanding quarter with gross margin progressing toward our mid-term target financial model and benefiting from growth of our semiconductor test business and increased insourcing of contactor manufacturing. With test cell utilization estimated at approximately 84% and our recurring revenue at 39% of second quarter revenue, Cohu continues to build a well-balanced and resilient business model,” said Cohu President and CEO Luis Müller. “We continue to capture new customers and diversify our tester business with increased penetration of Diamondx across mid-range mixed signal customers.”

Cohu expects third quarter 2022 sales to be between $198 million and $212 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2022 results at 1:25 p.m. Pacific Time/4:25 p.m. Eastern Time on July 28, 2022. Interested parties may listen live via webcast on Cohu’s investor relations website at https://cohu.gcs-web.com/news-events/event-calendar. To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI0bf4c05ab99f4800b14c0560949325e1 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, gain on sale of business, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding tester design wins and growth, backlog expected to ship over multiple quarters, estimated test cell utilization, increasing demand for our products, opportunities for our Diamondx tester, expansion in contactor/interface products, ongoing qualifications for DI-Core, diversifying the tester business, on pace to achieve our mid-term financial targets (mid-term means a 3-5 year time horizon), progressing to increase gross margins, insourcing contactor manufacturing, a balanced and resilient business model, Cohu’s FY2022 outlook, % of incremental revenue expected to fall to operating income, estimated systems versus recurring sales, Cohu’s third quarter 2022 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, the amount, timing or manner of any share repurchases and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: political and economic instability and adverse worldwide impacts resulting from the military incursion into Ukraine by Russia, including potential energy shortages in Europe; the ongoing global COVID-19 pandemic and its impact on our operations and the operations of our key suppliers, customers and other business partners; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we have manufacturing operations in Asia and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; any failure to perform or unexpected downtime experienced by our sole contract manufacturer for certain semiconductor automated test equipment; any failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner, including ongoing shortages of semiconductor devices used in our system products; continued high inflation; we may not be able to increase prices to fully offset inflationary pressures on costs, such as raw and packaging materials, components and subassemblies, labor and distribution costs; the semiconductor industry we serve is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; inherent uncertainty of backlog wherein customers may delay shipments or cancel orders; majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; we are exposed to the risks of operating in certain foreign locations from where Cohu manufactures certain products, and supports our sales and services to the global semiconductor industry; increasingly restrictive trade and export regulations may materially harm or limit Cohu’s business and ability to sell its products; the remaining indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, access to capital and business flexibility; we are exposed to other risks associated with additional potential acquisitions, investments and divestitures such as integration difficulties, disruption to our core business, dilution of stockholder value, and diversion of management attention; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; we have experienced significant volatility in our stock price; there may be changes in, and uncertainty with respect to, legislation, regulation and governmental policy in the United States; and impacts in the event of a cybersecurity breach.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 25,	June 26,	June 25,	June 26,
	2022	2021	2022	2021

Net sales	$217,226	$244,803	$414,983	$470,291
Cost and expenses:
Cost of sales (excluding amortization)	116,273	140,146	222,874	263,429
Research and development	23,160	23,423	46,266	46,575
Selling, general and administrative	32,531	32,834	63,777	65,458
Amortization of purchased intangible assets	8,341	9,045	16,876	18,289
Gain on sale of PCB Test business (2)	-	(75,779)	-	(75,664)
Restructuring charges	7	617	583	1,957
	180,312	130,286	350,376	320,044
Income from operations	36,914	114,517	64,607	150,247
Other (expense) income:
Interest expense	(919)	(1,831)	(1,900)	(4,406)
Interest income	308	94	419	144
Foreign transaction gain (loss)	1,491	(25)	2,635	(287)
Loss on extinguishment of debt (3)	(128)	-	(232)	(1,761)
Income from operations before taxes	37,666	112,755	65,529	143,937
Income tax provision	8,898	17,659	15,192	21,234
Net income	$28,768	$95,096	$50,337	$122,703

Income per share:
Basic:	$0.59	$1.96	$1.04	$2.66
Diluted:	$0.59	$1.92	$1.02	$2.58

Weighted average shares used in computing income per share:
Basic	48,475	48,555	48,626	46,155
Diluted	48,928	49,474	49,248	47,478

(1)	The three- and six-month periods ended June 25, 2022 and June 26, 2021 were both comprised of 13 weeks and 26 weeks, respectively.
(2)

On June 24, 2021 the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented.

(3)

Repayments of outstanding term loan B resulted in a loss from the extinguishment of debt. Loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 25,	December 25,
	2022	2021
Assets:
Current assets:
Cash and investments	$368,081	$379,905
Accounts receivable	212,905	192,873
Inventories	162,666	161,053
Other current assets	23,644	16,962
Total current assets	767,296	750,793
Property, plant & equipment, net	62,147	63,957
Goodwill	211,534	219,791
Intangible assets, net	155,797	177,320
Operating lease right of use assets	23,519	25,060
Other assets	19,111	22,123
Total assets	$1,239,404	$1,259,044

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,849	$3,059
Current installments of long-term debt (1)	14,329	11,338
Deferred profit	10,406	13,208
Other current liabilities	167,684	164,854
Total current liabilities	194,268	192,459
Long-term debt	75,378	103,393
Non-current operating lease liabilities	20,446	22,040
Other noncurrent liabilities	54,860	58,650
Cohu stockholders’ equity	894,452	882,502
Total liabilities & stockholders’ equity	$1,239,404	$1,259,044

(1)

Subsequent to June 25, 2022, the Company prepaid $10 million of its Term Loan B debt facility. As a result of this occurring during the third fiscal quarter of 2022, the amount has been classified as current installments of long-term debt as of June 25, 2022.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	June 25,	March 26,	June 26,
	2022	2022	2021
Income from operations - GAAP basis (a)	$36,914	$27,693	$114,517
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	172	145	191
Research and development (R&D)	826	752	763
Selling, general and administrative (SG&A)	2,935	2,525	2,552
	3,933	3,422	3,506
Amortization of purchased intangible assets (c)	8,341	8,535	9,045
Restructuring charges related to inventory adjustments in COS (d)	(186)	(175)	(263)
Restructuring charges (d)	7	576	617
Gain on sale of PCB Test business (e)	-	-	(75,779)
PP&E step-up included in SG&A (f)	-	-	145
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (g)	-	132	-
Income from operations - non-GAAP basis (h)	$49,009	$40,183	$51,788

Income from operations - GAAP basis	$28,768	$21,569	$95,096
Non-GAAP adjustments (as scheduled above)	12,095	12,490	(62,729)
Tax effect of non-GAAP adjustments (i)	(1,134)	(1,483)	11,853
Income from operations - non-GAAP basis	$39,729	$32,576	$44,220

GAAP income from operations per share - diluted	$0.59	$0.44	$1.92

Non-GAAP income from operations per share - diluted (j)	$0.81	$0.66	$0.89

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	17.0%, 14.0% and 46.8% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate the impact of the sale of the PCB Test business.
(f)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(g)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(h)	22.6%, 20.3% and 21.2% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 25,	June 26,
	2022	2021
Income from operations - GAAP basis (a)	$64,607	$150,247
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	317	453
Research and development (R&D)	1,578	1,544
Selling, general and administrative (SG&A)	5,460	5,032
	7,355	7,029
Amortization of purchased intangible assets (c)	16,876	18,289
Restructuring charges related to inventory adjustments in COS (d)	(361)	137
Restructuring charges (d)	583	1,957
Gain on sale of PCB Test business (e)	-	(75,664)
PP&E step-up included in SG&A (f)	-	290
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (g)	132	300

Income from operations - non-GAAP basis (h)	$89,192	$102,585

Income from continuing operations - GAAP basis	$50,337	$122,703
Non-GAAP adjustments (as scheduled above)	24,585	(47,662)
Tax effect of non-GAAP adjustments (i)	(2,617)	9,808
Income from continuing operations - non-GAAP basis	$72,305	$84,849

GAAP income per share from continuing operations - diluted	$1.02	$2.58

Non-GAAP income per share - diluted (j)	$1.47	$1.79

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	15.6% and 31.9% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate the gains generated from the sale of the PCB Test business.
(f)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(g)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(h)	21.5% and 21.8% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	June 25,	March 26,	June 26,
	2022	2022	2021

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$100,953	$91,156	$104,657
Non-GAAP adjustments to cost of sales (as scheduled above)	(14)	(30)	(72)
Gross profit - Non-GAAP basis	$100,939	$91,126	$104,585

As a percentage of net sales:
GAAP gross profit	46.5%	46.1%	42.8%
Non-GAAP gross profit	46.5%	46.1%	42.7%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$28,768	$21,569	$95,096
Income tax provision	8,898	6,294	17,659
Interest expense	919	981	1,831
Interest income	(308)	(111)	(94)
Amortization of purchased intangible assets	8,341	8,535	9,045
Depreciation	3,191	3,132	3,385
Amortization of cloud-based software implementation costs (2)	478	478	378
Loss on extinguishment of debt	128	104	-
Other non-GAAP adjustments (as scheduled above)	3,754	3,955	(71,919)
Adjusted EBITDA	$54,169	$44,937	$55,381

As a percentage of net sales:
Net income - GAAP Basis	13.2%	10.9%	38.8%
Adjusted EBITDA	24.9%	22.7%	22.6%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,039	$63,463	$65,919
Non-GAAP adjustments to operating expenses (as scheduled above)	(12,109)	(12,520)	(13,122)
Operating Expenses - Non-GAAP basis	$51,930	$50,943	$52,797

(1)	Excludes amortization of $6,544, $6,696 and $7,043 for the three months ending June 25, 2022, March 26, 2022 and June 26, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	June 25,	June 26,
	2022	2021
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$192,109	$206,862
Non-GAAP adjustments to cost of sales (as scheduled above)	(44)	590
Gross profit - Non-GAAP basis	$192,065	$207,452

As a percentage of net sales:
GAAP gross profit	46.3%	44.0%
Non-GAAP gross profit	46.3%	44.1%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$50,337	$122,703
Income tax provision	15,192	21,234
Interest expense	1,900	4,406
Interest income	(419)	(144)
Amortization of purchased intangible assets	16,876	18,289
Depreciation	6,323	6,708
Amortization of cloud-based software implementation costs (2)	956	748
Loss on extinguishment of debt	232	1,761
Other non-GAAP adjustments (as scheduled above)	7,709	(66,241)
Adjusted EBITDA	$99,106	$109,464

As a percentage of net sales:
Net income - GAAP Basis	12.1%	26.1%
Adjusted EBITDA	23.9%	23.3%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$127,502	$132,279
Non-GAAP adjustments to operating expenses (as scheduled above)	(24,629)	(27,412)
Operating Expenses - Non-GAAP basis	$102,873	$104,867

(1)	Excludes amortization of $13,240 and $14,144 for the six months ending June 25, 2022 and June 26, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.